EX-99.23(h)(10)
                                                               Execution Version
                                 AMENDMENT NO. 2
                                     TO THE
                       TRANSFER AGENCY SERVICES AGREEMENT

     This AMENDMENT NO. 2 TO THE TRANSFER AGENCY SERVICES AGREEMENT, dated as of December 27, 2007 ("Amendment No. 2"), by and between PFPC Inc., a Massachusetts corporation ("PFPC"), and JNL Investors Series Trust, a Massachusetts business trust ("Fund"), amends the Transfer Agency Services Agreement ("Original Agreement"), dated as of December 15, 2006, by and between PFPC and the Fund, as amended by the Amendment To Transfer Agency Services Agreement, dated as of August 29, 2007, between PFPC and the Fund (Amendment No. 1"). The Original Agreement as amended by Amendment No. 1 is sometimes referred to herein as the "Amended Agreement".

                                   BACKGROUND

     The parties wish to amend the Amended Agreement to add to Schedule A thereto two additional investment portfolios with respect to which the Fund wishes PFPC to act as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent. PFPC wishes to accept such appointment.

                                      TERMS

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound, the parties hereto agree as follows:

1. MODIFICATIONS TO AMENDED AGREEMENT. The Amended Agreement is amended as follows:

     (a) The term "Agreement" is hereby redefined to mean "the Original Agreement as amended by Amendment No. 1 and Amendment No. 2".

     (b) Schedule A to the Amended Agreement is hereby deleted in its entirety and replaced in its entirety by the Schedule A attached to this Amendment No. 2.

     (c) Section 1 of the Amended Agreement is hereby amended by adding thereto new subsections (i), (j) and (k) which shall read in their entirety as follows:

     (i) "Original Agreement" means the Transfer Agency Services Agreement, dated as of December 15, 2006, by and between PFPC and the Fund.

     (j) "Amendment No. 1" means the Amendment To Transfer Agency Services Agreement, dated as of August 29, 2007, between PFPC and the Fund.

     (k) "Amendment No. 2" means Amendment No. 2 To The Transfer Agency Services Agreement, dated as of December 27, 2007, by and between PFPC and the Fund.

     (d) Existing Section 25(a) of the Amended Agreement is deleted in its entirety and replaced in its entirety by the following:

     (a) ENTIRE AGREEMENT. The Original Agreement together with Amendment No. 1 and Amendment No. 2 embody the entire agreement and understanding between the parties with respect to the subject matter therein and supersedes all prior agreements and understandings relating to the same subject matter; PROVIDED, HOWEVER, the rights and obligations of the parties under the Agreement with respect to the period commencing (and including) December 15, 2006 and ending (and including) August 28, 2007 shall be determined exclusively by reference to the terms of the Original Agreement, the rights and obligations of the parties under the Agreement with respect to the period commencing (and including) August 29, 2007 and ending (and including) December 26, 2007 shall be determined exclusively by reference to the terms of the Original Agreement as amended by Amendment No. 1, and the rights and obligations of the parties under the Agreement with respect to the period commencing (and including) December 27, 2007 shall be determined exclusively by reference to the terms of the Original Agreement as amended by Amendment No. 1 and Amendment No 2; PROVIDED FURTHER, HOWEVER, that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties.

     2. REMAINDER OF AMENDED AGREEMENT. Except as amended by this Amendment No. 2, the terms and provisions of the Amended Agreement are hereby ratified and declared to be in full force and effect.

     3. INCORPORATION BY REFERENCE. Section 25(c) (Captions) and Section 25(e) (Governing Law) of the Amended Agreement are hereby incorporated by reference into this Amendment No. 2 and shall apply to this Amendment No. 2 as if fully set forth herein.

     4. ENTIRE AGREEMENT. This Amendment No. 2 constitutes the entire agreement between the parties with respect to the subject matter herein and supersedes all prior and contemporaneous proposals, agreements, contracts, representations and understandings, whether written, oral or electronic, between the parties with respect to the same subject matter (except for the Original Agreement as amended by Amendment No. 1 and Amendment No. 2).

     5. FACSIMILE SIGNATURES; COUNTERPARTS. This Amendment No. 2 may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed copies of this Amendment No. 2 or of executed signature pages to this Amendment No. 2 by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment No. 2.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be executed by their duly authorized officers as of the day and year first written above.


PFPC INC.                                            JNL INVESTORS SERIES TRUST

By: /s/ Michael DeNofrio                             By: /s/ Mark D. Nerud
Name:   Michael DeNofrio                             Name:   Mark D. Nerud
Title:  Executive Vice President                     Title:  President
        Senior Managing Director

                                    EXHIBIT A
          (As amended by Amendment No. 2 dated as of December 27, 2007)


     THIS EXHIBIT A, dated as of December 27, 2007, is Exhibit A to that certain Transfer Agency Services Agreement dated as of December 15, 2006, between PFPC Inc. and JNL Investors Series Trust.

                                   PORTFOLIOS

Jackson Perspective 5 Fund - Classes A & C
Jackson Perspective 10 x 10 Fund - Classes A & C
Jackson Perspective Index 5 Fund - Classes A & C
Jackson Perspective Money Market Fund - Class A
Jackson Perspective Optimized 5 Fund - Classes A & C
Jackson Perspective S&P 4 Fund - Classes A & C
Jackson Perspective VIP Fund - Classes A & C


              [Remainder of page has been intentionally left blank]